Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio (comprising Cash Equivalent Fund) in the Cash Equivalent Fund Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Cash Equivalent Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 2-63522) of our report dated September 26, 2003 on the financial statements and financial highlights of Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio included in the Cash Equivalent Fund Annual Report dated July 31, 2003.


                                               /s/ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP



Boston, Massachusetts
November 24, 2003